UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

BLACK HAWK EXPLORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-131048
(Commission File Number)

N/A
(IRS Employer Identification No.)

8391 Beverly Blvd., #305 Los Angeles, CA 90048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 323-275-8475

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On September 11, 2008, Black Hawk Exploration (the “Company”), the Company’s former Director, Garrett Ainsworth, and Sterling Mcleod entered into a Stock Purchase Agreement whereby Mr. Ainsworth sold his 20,000,000 shares of common stock in the Company, representing 34.3% of the Company’s outstanding shares of common stock, to Sterling Mcleod.

As a result of the Closing, Mr. Mcleod obtained control of approximately 34.3% of the Company’s voting shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2008

BLACK HAWK EXPLORATION

/s/ Sterling Mcleod
Sterling Mcleod,
President & Director